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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                (AMENDMENT NO. 1)

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) May 3, 2000.

                       GRAHAM-FIELD HEALTH PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                              0-8801 NY             11-2578230
(State or other jurisdiction                 (Commission           (IRS Employer
     of incorporation)                       File Number)       Identification No.)


 81 Spence Street, Bay Shore, New York                                11706
(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code  (631) 273-2200


400 Rabro Drive East, Hauppauge, New York                          11788
(Former name or former address, if changed since last report.)
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Item 4.  Changes in Registrant's Certifying Accountant.

                  On May 3, 2000 (the "Order Date"), the United States
Bankruptcy Court for the District of Delaware entered an order in the pending bankruptcy cases of Graham-Field Health Products, Inc., et al. (Case No.
99-4457-MFW) (Jointly Administered) approving the application of Graham-Field
Health Products, Inc. (the "Registrant") for the employment of Arthur Andersen
LLP ("Andersen") as the Registrant's independent accountants. On May 4, 2000, the Registrant advised its former independent accountants, Ernst & Young LLP
("E&Y"), which had last audited the Registrant's financial statements for the year ended December 31, 1998, of the retention of Andersen and of the simultaneous dismissal of E&Y.

                  Therefore, E&Y has been dismissed as the Registrant's
accountants effective on the Order Date. E&Y's report on the financial statements of the Registrant for the year ended December 31, 1998, the last audit performed by E&Y, did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles except as follows: E&Y stated that "[T]he Company has incurred significant losses in each of the three fiscal years in the period ended December 31, 1998. In addition, ... the Company has been named as a defendant in at least fifteen putative class action lawsuits that have been consolidated into an amended complaint. These conditions raise substantial doubt about the Company's ability to continue as a going concern.... The consolidated financial statements and financial statement schedule do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty."

                  The Registrant's decision to change accountants was recommended by the Audit Committee of the Board of Directors and approved by the full Board of Directors of the Registrant.

                  Since December 31, 1997, there have not been any disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of E&Y, would have caused E&Y to make a reference to the subject matter of the disagreements in connection with its report on the financial statements of the Registrant.

                  Since December 31, 1997, E&Y has not advised the Registrant of any of the items listed in Regulation S-K, Section 229.304(a)(1)(v)(A) through
(D) except as follows: In June 1999, E&Y provided the then senior management of the Registrant with a draft comment letter regarding internal accounting controls. That draft letter identified a "reportable condition," and noted

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that "reportable conditions involve matters coming to [E&Y's] attention relating to significant deficiencies in the design or operation of internal controls that in [E&Y's] judgment could adversely affect the Company's ability to record, process, summarize and report financial data consistent with the assertions of management in the consolidated financial statements." At the August 16, 1999 meeting of the Board of Directors, in response to a question regarding the status of the comment letter regarding internal accounting control posed to E&Y representatives by an Audit Committee member, E&Y representatives stated that a draft of such letter had been provided to senior management. The Audit Committee of the Board of Directors of the Registrant was reconstituted in February 2000 and consists of directors who were not members of the Board of Directors in June
1999. Neither the former 1999 nor the current Audit Committee of the Board of Directors nor the former 1999 nor the current Board of Directors have discussed these items with E&Y. The current Audit Committee has discussed these issues with Andersen. The Registrant is currently assessing its internal control structure and will formulate a plan to implement appropriate controls. The
Registrant has authorized E&Y to respond fully to inquiries of Andersen concerning these items.

                  Andersen was engaged as the Registrant's independent accountants effective on the Order Date. Since December 31, 1997, neither the Registrant nor any party acting on the Registrant's behalf has engaged Andersen for the type of work described in Regulation S-K, Section 229.304(a)(2)(i) or
(ii) except as follows: In December 1998, Rogers & Wells, special counsel to the Registrant, engaged Andersen to assist it with regard to Rogers & Wells' assignment from the Audit Committee of the Board of Directors of the Registrant to investigate certain alleged accounting errors and irregularities with respect to the Registrant's reported financial results for the years ended December 31, 1996 and 1997. Such assistance included advice on certain accounting matters described in Regulation S-K, Section 229.304(a)(2)(i) and (ii). No report of
Andersen's views on these matters was issued to the Registrant. Andersen's advice on these matters was rendered in its entirety to Rogers & Wells. E&Y was consulted by the Registrant regarding these accounting matters and responded to the Registrant's inquiries.

                  The Registrant has asked Andersen to review the disclosure contained in this Item and has provided Andersen the opportunity to furnish the Registrant with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Registrant's expression of its views or respects in which it does not agree with the statements made by the Registrant herein. Andersen has declined to provide such a letter.

                  The Registrant has also provided E&Y with a copy of the disclosure contained in this Item and has requested E&Y to

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furnish the Registrant with a letter addressed to the Securities and Exchange
Commission stating whether it agrees with the statements made by the Registrant herein and, if not, stating the respects in which it does not agree. E&Y's letter responsive thereto is attached hereto as Exhibit 16.1.

Item 7.  Exhibits


       16.1 Letter from Ernst & Young LLP, dated May 11, 2000.

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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            GRAHAM-FIELD HEALTH PRODUCTS, INC.



Date:  May 16, 2000               By: /s/ Michael Joffred
                                     ------------------------------------------
                                     Name: Michael Joffred
                                     Title:  Chief Financial Officer

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EXHIBIT INDEX



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
Item No.                    Description
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
16.1                        E&Y letter.

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